--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            CONTRIBUTION AGREEMENT


                                      FOR


                             COMPLETED PROPERTIES

                               LICHTIN PORTFOLIO

                                     AMONG

                                 CONTRIBUTORS

                                      AND

                              WEEKS REALTY, L.P.

                               DOING BUSINESS AS

                       WEEKS REALTY LIMITED PARTNERSHIP


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------


                                                                                   PAGE
                                                                                   ----
1.    DEFINITIONS .................................................................   1
      -----------

2.    STRUCTURE OF CONTRIBUTION....................................................   5
      -------------------------

3.    COVENANT TO CONTRIBUTE.......................................................   6
      ----------------------

4.    CONTRIBUTION VALUE...........................................................   6
      ------------------

5.    ADJUSTED CONTRIBUTION VALUE..................................................   6
      ---------------------------
      5.1.    Rent Concession......................................................   6
              ---------------
      5.2.    Standard Adjustments and Prorations..................................   6
              -----------------------------------
              5.2.1.  Rent and Security Deposits...................................   6
                      --------------------------
              5.2.2.  Real Estate Taxes............................................   7
                      -----------------
              5.2.3.  Operating Expenses...........................................   7
                      ------------------
              5.2.4.  Existing Loans...............................................   8
                      --------------
              5.2.5.  Unfunded Leasing Obligations.................................   8
                      ----------------------------
              5.2.6.  Delayed Adjustment...........................................   8
                      ------------------
      5.3.    Other Adjustments....................................................   8
              -----------------
      5.4.    Optional Cash Payments...............................................   8
              ----------------------

6.    CASH PAYMENTS AND ISSUANCE OF UNITS..........................................   9
      -----------------------------------
      6.1.    Cash Payments........................................................   9
              -------------
      6.2.    Issuance of Units....................................................   9
              -----------------

7.    EXISTING LOANS...............................................................   9
      --------------
      7.1.    Assumption...........................................................   9
              ----------
      7.2.    Conditions...........................................................  10
              ----------
              7.2.1.  Approval.....................................................  10
                      --------
              7.2.2.  Estoppel.....................................................  10
                      --------
              7.2.3.  Loan Modification............................................  10
                      -----------------
              7.2.4.  Renegotiation of Terms.......................................  10
                      ----------------------

8.    CLOSING......................................................................  11
      -------
      8.1.    Time and Place of Closing............................................  11
              -------------------------
      8.2.    Closing Costs........................................................  11
              -------------



9.    TITLE EXAMINATION AND OBJECTIONS; FAILURE TO CURE............................  12
      -------------------------------------------------
      9.1.    Title Examination and Survey.........................................  12
              ----------------------------
      9.2.    Failure to Cure Title Objections.....................................  12
              --------------------------------

10.  ACCESS TO AND EXAMINATION OF THE COMPLETED
     ------------------------------------------
     PROPERTIES; CONDITION OF THE COMPLETED PROPERTIES.............................  12
     -------------------------------------------------
      10.1.   Access and Examination...............................................  12
              ----------------------
      10.2.   The Partnership's Condition..........................................  13
              ---------------------------

11.  REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS................................  13
     ----------------------------------------------
      11.1.   Organization; Authority..............................................  13
              -----------------------
      11.2.   Due Authorization; Binding Agreement.................................  13
              ------------------------------------
      11.3.   Governmental Consents................................................  14
              ---------------------
      11.4.   Other Consents.......................................................  14
              --------------
      11.5.   No Violation.........................................................  14
              ------------
      11.6.   Compliance with Laws.................................................  14
              --------------------
      11.7.   Investment...........................................................  15
              ----------
      11.8.   Access to Data.......................................................  15
              --------------
      11.9.   No Public Market.....................................................  15
              ----------------
      11.10.  Experience; Risk.....................................................  15
              ----------------
      11.11.  Environmental........................................................  15
              -------------
      11.12.  Ownership of the Completed Properties................................  16
              -------------------------------------
      11.13.  Zoning; Other Laws...................................................  17
              ------------------
      11.14.  Absence of Undisclosed Liabilities and Contractual Obligations ......  17
              --------------------------------------------------------------
      11.15.  Existing Loans.......................................................  17
              --------------
      11.16.  Significant Agreements; Binding Agreements...........................  18
              ------------------------------------------
      11.17.  Litigation...........................................................  18
              ----------
      11.18.  Tax Classification...................................................  18
              ------------------
      11.19.  Rent Roll............................................................  18
              ---------
      11.20.  Leases...............................................................  18
              ------
      11.21.  Improvements.........................................................  18
              ------------
      11.22.  Condemnation.........................................................  19
              ------------
      11.23.  Bankruptcy and Insolvency............................................  19
              -------------------------
      11.24.  Insurance............................................................  19
              ---------
      11.25.  Full Disclosure......................................................  19
              ---------------
      11.26.  Ownership Interest in Tenants........................................  19
              -----------------------------
      11.27.  Tenant Operations....................................................  19
              -----------------
      11.28.  Lease Defaults.......................................................  19
              --------------
      11.29.  Incomplete Improvements..............................................  20
              -----------------------
      11.30.  Integrated Facilities................................................  20
              ---------------------
      11.31.  Agreement Violations.................................................  20
              --------------------
      11.32.  Radius Restrictions..................................................  20
              -------------------
      11.33.  Financial Status.....................................................  20
              ----------------


      11.34.  Service Contracts....................................................  20
              -----------------
      11.35.  Lease Commissions....................................................  21
              -----------------
      11.36.  No Contributor-Leased Space..........................................  21
              ---------------------------
      11.37.  ERISA................................................................  21
              -----
      11.38.  Survival.............................................................  21
              --------

12.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTNERSHIP.................  21
      ------------------------------------------------------------
      12.1.   Due Authorization....................................................  21
              -----------------
      12.2.   Applicable Laws......................................................  21
              ---------------
      12.3.   Litigation and Other Proceedings.....................................  22
              --------------------------------
      12.4.   Financial Status.....................................................  22
              ----------------

13.   CONDITIONS...................................................................  22
      ----------
      13.1.   The Partnership's Conditions.........................................  22
              ----------------------------
              13.1.1.   The Contributors' Performance..............................  22
                        -----------------------------
              13.1.2.   The Contributors' Execution and Delivery...................  22
                        ----------------------------------------
              13.1.3.   Representations and Warranties.............................  22
                        ------------------------------
              13.1.4.   Tenant Estoppel Certificates...............................  22
                        ----------------------------
              13.1.5.   Adverse Change.............................................  23
                        --------------
              13.1.6.   Other Transaction Documents................................  23
                        ---------------------------
              13.1.7.   The Partnership's Benefit..................................  23
                        -------------------------
      13.2.   The Contributors' Conditions.........................................  23
              ----------------------------
              13.2.1.   The Partnership's Performance..............................  24
                        -----------------------------
              13.2.2.   The Partnership's Execution and Delivery...................  24
                        ----------------------------------------
              13.2.3.   Other Transaction Documents................................  24
                        ---------------------------
              13.2.4.   Representations and Warranties.............................  24
                        ------------------------------
              13.2.5.   The Contributors' Benefit..................................  24
                        -------------------------

14.   OPERATIONS PRIOR TO CLOSING..................................................  24
      ---------------------------
      14.1.   Repairs..............................................................  24
              -------
      14.2.   Operation of Improvements............................................  24
              -------------------------
      14.3.   Compliance with Existing Agreements..................................  24
              -----------------------------------
      14.4.   New Agreements.......................................................  25
              --------------
      14.5.   Notices..............................................................  25
              -------

15.   FIRE AND CASUALTY............................................................  25
      -----------------

16.   EMINENT DOMAIN...............................................................  26
      --------------

17.   DEFAULT......................................................................  26
      -------
      17.1.   The Contributors' Default............................................  26
              -------------------------
      17.2.   The Partnership's Default............................................  26
              -------------------------


      17.3.   Pledge of Units......................................................  27
              ---------------

18.   BROKERAGE AND OTHER FEES.....................................................  27
      ------------------------
      18.1.   Representations Regarding Brokers....................................  27
              ---------------------------------
      18.2.   Brokers' Commission and Representation...............................  27
              --------------------------------------
      18.3.   Survival.............................................................  27
              --------

19.   MISCELLANEOUS................................................................  27
      -------------
      19.1.   Authorized Representative of Contributors............................  27
              -----------------------------------------
      19.2.   Successors and Assigns...............................................  28
              ----------------------
      19.3.   Waiver, Consent......................................................  28
              ---------------
      19.4.   Governing Law........................................................  28
              -------------
      19.5.   Headings; Exhibits...................................................  28
              ------------------
      19.6.   Number and Gender of Words...........................................  28
              --------------------------
      19.7.   Notices..............................................................  28
              -------
      19.8.   Severability.........................................................  29
              ------------
      19.9.   Other Parties........................................................  29
              -------------
      19.10.  Counterparts.........................................................  29
              ------------
      19.11.  Time Is Of The Essence...............................................  29
              ----------------------
      19.12.  Delay Not A Waiver...................................................  30
              ------------------
      19.13.  Survival.............................................................  30
              --------
      19.14.  Confidentiality......................................................  30
              ---------------
      19.15.  Attorney Fees........................................................  30
              -------------
      19.16.  Delayed Closings.....................................................  30
              ----------------
      19.17.  Claimed Default......................................................  30
              ---------------
      19.18.  Land Representations and Warranties..................................  31
              -----------------------------------


EXHIBITS
------------

Exhibit A        Legal Descriptions of Land
Exhibit B        Completed Properties
Exhibit C        Existing Loans
Exhibit D        Permitted Exceptions
Exhibit E        Potential Commission Obligations
Exhibit F        List of Contributors
Exhibit G        Schedule of Contribution Values for each Completed Property
Exhibit H        Intentionally Omitted
Exhibit I        Inventory of Tangible Personal Property
Exhibit J        Form of Tenant Estoppel Certificate
Exhibit K        Transaction Documents
Exhibit L        Schedule of Ownership Interests
Exhibit M        Intentionally Omitted
Exhibit N        Environmental Reports
Exhibit O        Existing Loan Documents
Exhibit P        Pending or Threatened Litigation
Exhibit Q        Engineering Reports
Exhibit R        Insurance Coverage
Exhibit S        Schedule of Uncompleted Improvements
Exhibit T        List of Service Contracts
Exhibit U        Rent Roll
Exhibit V        List of Major Tenants

                             CONTRIBUTION AGREEMENT
                             ----------------------
                                      FOR
                                      ---
                             COMPLETED PROPERTIES
                             --------------------


        THIS CONTRIBUTION AGREEMENT FOR COMPLETED PROPERTIES (this "Agreement")
                                                                     ---------
made as of this 31st day of December, 1996, by and among "CONTRIBUTORS" (as hereinafter defined) and WEEKS REALTY, L.P., a Georgia limited partnership authorized to do business in the State of North Carolina as Weeks Realty Limited Partnership (the "Partnership");
                  -----------


                           W I T N E S S E T H; That,
                           -------------------  ----


          WHEREAS, pursuant to the "Transaction Documents" (as hereinafter defined) the Contributors and other contributors identified in the Transaction Documents have agreed to contribute in stages certain assets, properties and businesses to the capital of the Partnership upon and subject to the terms and conditions set forth in the Transaction Documents;

          WHEREAS, one of the stages of the "Transaction" (as hereinafter defined) is the contribution of the "Completed Properties" (as hereinafter defined); and

          WHEREAS, the parties desire to set forth in this Agreement the specific terms and conditions upon which Contributors would contribute the Completed Properties to the capital of the Partnership and upon which the Partnership would accept contribution of the Completed Properties to its capital.

          NOW, THEREFORE, in consideration of the sum foregoing premises, the respective undertakings of the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Contributors and the Partnership agree as follows:

    1.    DEFINITIONS. In addition to any other terms whose definitions are
          -----------
fixed and defined by this Agreement, each of the following defined terms, when used in this Agreement with an initial capital letter or initial capital letters, shall have the meaning ascribed thereto by this Article 1:

   1.1    "Adjusted Contribution Value" means the adjusted contribution value
           ---------------------------
for each of the Completed Properties determined after making certain adjustments to the Contribution Value as provided in Section 5 of this Agreement.

   1.2    "Agreement" means this Contribution Agreement by and among
           ---------
Contributors and the Partnership concerning the contribution of the Completed Properties to the capital of the Partnership.

   1.3    "Closing" means the consummation of the contribution of the Completed
           -------
Properties to the capital of the Partnership and the payment of cash, issuance of Units and assumption of debt (subject in each instance to applicable non-recourse provisions) in exchange for such contribution, all as contemplated by this Agreement.

   1.4    "Closing Date" means the time and date, established under Section 8.1
           ------------
hereof, when the Closing is to be consummated, as such date may be extended by mutual agreement of the Partnership and Contributors or pursuant to the provisions of this Agreement.


   1.5    "Completed Property" means the Real Property, the Tangible Personal
           ------------------
Property and the Intangible Personal Property located at, attributable to or used in connection with one of the seventeen (17) projects identified on Exhibit
                                                                         -------
B hereto; and Completed Properties means, collectively, all of the Real
-             --------- ----------
Property, the Tangible Personal Property and the Intangible Personal Property located at, attributable to or used in connection with all of the seventeen (17) projects identified on Exhibit B hereto. Any reference to a specific Completed
                       ---------
Property shall be made by incorporating the name of the project set forth on

Exhibit B; for example, a specific reference to the first listed Completed
---------
Property shall be the "900 Perimeter Park Completed Property".

    1.6   "Contributors" means, collectively, those individuals and entities
           ------------
listed on Exhibit F hereto; and "Contributor" means any one of the Contributors.
          ---------              -----------

    1.7   "Contribution Value" means the contribution value for each of the
           ------------------
Completed Properties set forth in Section 4 of this Agreement.

    1.8   "Environmental Laws" means the Resource Conservation and Recovery Act
           ------------------
(42 U.S.C. (S) 6901 et seq.), as amended by the Hazardous and Solid Waste
                    ------
Amendments of 1984; the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S) 9601 et seq.), as amended by the Superfund
                                   ------
Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act (490 U.S.C. (S) 1801 et seq.); the Toxic Substance Control
                                        ------
Act (15 U.S.C. (S) 2601 et seq.); Clean Air Act U.S.C. (S) 136 et seq.); the
                        ------                                 ------
Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.) and all
                                                      ------
applicable federal, state and local environmental laws, including obligations under the common law, ordinances, rules and regulations, as any of the foregoing may have been amended, supplemented or supplanted prior to the date hereof, relating to regulation or control of Hazardous Materials, hazardous, toxic or dangerous substances or wastes, or their handling, storage or disposal or to environmental health and safety.

   1.9    "Existing Loan" means any one of the loans identified on Exhibit C
           -------------                                           ---------
hereto; and "Existing Loans" means, collectively, all of the loans identified on
             --------------
Exhibit C hereto.
---------

   1.10 "Existing Loan Documents" means, collectively, all of the loan documents evidencing and securing an Existing Loan.

   1.11   "Hazardous Materials" means (i) those substances included within
           -------------------
definitions of or identified as "hazardous substances," "hazardous materials," or "toxic substances" in or pursuant to Environmental Laws; (ii) those substances listed in the United States Department of Transportation Table (40 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iii) any material, waste or substance which is or contains
(A) petroleum, including crude oil or any fraction thereof, natural gas or synthetic gas usable for fuel or any mixture thereof, or any product containing the foregoing substances, (B) asbestos or asbestos containing material, (C) polychlorinated biphenyls, (D) any substance designated as "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. (S) 1251 et seq. (33
                                                                   -- ---
U.S.C. (S) 1321), or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. (S) 1317); (E) flammable explosives; (F) radioactive materials; and (iv) such other substances, materials and wastes which are or become regulated as hazardous, toxic or "special wastes" under Environmental Laws.

   1.12   "H.S. Lichtin" means Harold S. Lichtin, an individual resident of
           ------------
North Carolina.

   1.13   "Intangible Personal Property" means any intangible personal property
           ----------------------------
now or hereafter owned by the Project Entities in connection with the Land, the Improvements, or the Tangible Personal Property, and all of the rights of the Project Entities under all contracts, utility arrangements, utility deposits, and other agreements relating to the ownership, operation, and occupancy thereof; provided, however, the term "Intangible Personal Property" does not
         --------  -------
include (i) any cash on hand and in bank accounts, (ii) the Leases and related lease commission agreements, (iii) accounts receivable for periods of time prior to the Closing, subject to the provisions of Section 5.2, (iv) any rights to the name "Lichtin Properties, Inc", and any prepaid insurance premiums.

   1.14   "Land" means those certain tracts or parcels of real property located
           ----
in Wake County, North Carolina, as more particularly described in Exhibit A hereto, together with all of the right, title, and interest of the Project Entities in and to all appurtenances, rights, easements, tenements, and hereditaments incident thereto.

   1.15   "Lease" means any lease or occupancy agreement affecting the Completed
           -----
Properties.

   1.16   "Lender" means the holder of an Existing Loan.
           ------

   1.17   "Liens" means any liens, security interests, mortgages, deeds of
           -----
trust, charges, claims, encumbrances, pledges, options, rights of first offer or first refusal and any other rights or interests of others of any kind or nature, actual or contingent, or other similar encumbrances of any nature whatsoever.

   1.18   "Partnership Amendment" means that certain Second Amendment to the
           ---------------------
Second Amended and Restated Agreement of Limited Partnership Agreement of the Partnership, pursuant to which the Contributors are admitted to the Partnership as limited partners.

   1.19   "Permitted Exceptions" means those matters set forth in Exhibit D,
           --------------------                                   ---------
attached hereto and by this reference made a part hereof, and the Existing Loan Documents (subject to Section 7).

   1.20   "Potential Commission Obligations" means potential commission
           --------------------------------
obligations that may arise to outside broker if a Tenant extends or renews its Lease or expands the size of its premises after the Closing Date set forth on Exhibit E, attached hereto and by this reference made a part hereof.
---------

   1.21   "Project Entity" means any entity, identified on Exhibit B hereto,
           --------------                                  ---------
which as of the date of this Agreement owns the Completed Property listed across from it on said Exhibit B; and
                 ----------
   1.22   "Project Entities" means, collectively, all of the Project Entities
           ----------------
identified on said Exhibit B hereto.
                   ---------

   1.23   "Real Property" means collectively, the Land and the Improvements.
           -------------

   1.24   "Rent Roll" means a list of all Leases containing, with respect to
           ---------
each Lease, information as to the commencement date of such Lease, the termination date of such Lease, any renewal rights or expansion rights under such Lease, the approximate square footage of the leased premises under such Lease, the annual base rental and additional rent due under such Lease, and the amount and duration of any rent or other concessions made to the Tenant under such Lease.

   1.25   "Rights Agreement" means that certain Registration Rights and Lock-Up
           ----------------
Agreement, dated of even date herewith and by and among the Partnership and the Contributors and other contributors as contemplated in the Transaction Documents.

   1.26   "Service Contracts" means any and all of the service contracts,
           -----------------
equipment, labor or material contracts, management contracts, maintenance or repair contracts, personal property leases, or other agreements (other than the Leases and related lease commission agreements) entered into by Project Entities (or their predecessors-in-title) and that are in force and effect and that affect the Completed Properties or the operation, repair, or maintenance thereof. "Security Deposits" means the refundable deposits (in the form of cash,
          -----------------
letters of credit or certificates of deposit) made by Tenants with the Project Entities as security for such Tenants' obligations under their respective Leases, to the extent not previously forfeited, applied or refunded, together with interest thereon accrued as of the Closing Date (if any) which the Project Entities are obligated to pay to any such Tenants.

   1.27   "Survey" means a survey of the Real Property, which Survey shall
           ------
comply with the 1992 ALTA/ACSM specifications for an Urban Survey with Table A Responsibilities and Specifications 1-4, 6-11, and 13.

   1.28   "Tangible Personal Property" means all tangible personal property
           --------------------------
located on the Real Property which is owned by the Project Entities and used in the ownership, operation and maintenance of the Land and Improvements, including, without limitation, all art, furniture, furnishings, fixtures and equipment and stock for completion of tenant improvements. An inventory of the Tangible Personal Property as of the date hereof is set forth on Exhibit I
                                                                 ---------
hereto; the Project Entities shall have the right to use and replace supplies, stock items and other items of Tangible Personal Property in the ordinary course of business through the Closing Date.

   1.29   "Tenant" means any tenant or lessee under any of the Leases.
           ------

   1.30  "Tenant Estoppel Certificate" means the certificate to be submitted
          ---------------------------
for execution to each Tenant with respect to the Lease pursuant to which such Tenant leases space in the Improvements, such certificate to be in the form attached hereto as Exhibit J and incorporated herein by this reference.
                   ---------

   1.31   "To Contributors' Knowledge", or words of similar import, means to the
           --------------------------
current actual knowledge of H.S. Lichtin, James C. Little, Robert G. Yelverton or Carol R. Woods.

   1.32   "Transaction" means the contribution in stages of certain assets,
           -----------
properties and businesses by the Contributors (and other contributors identified in the other Transaction Documents) to the capital of the Partnership in exchange for cash payments, issuance of Units and assumption of debt (subject in each instance to applicable nonrecourse provisions) to, at the discretion of or on behalf of certain of the Contributors (and other contributors identified in the other Transaction Documents), all as more specifically set forth in and contemplated by this Agreement and the other Transaction Documents.

   1.33   "Transaction Documents" means, collectively, this Agreement and the
           ---------------------
documents identified on Exhibit K.
                        ---------

   1.34   "Units" means limited partnership units in Weeks Realty, L.P., as
           -----
described in the Rights Agreement.

   2.   STRUCTURE OF CONTRIBUTION.  Subject to the other terms and conditions of
        -------------------------
this Agreement, the contribution of the Completed Properties shall be structured in the following manner: (a) on the Closing Date, each of the Contributors shall contribute to the capital of the Partnership all of its general partnership interests, membership interests and limited partnership interests, as applicable, in the Project Entities in accordance with the schedule of ownership interests as set forth on Exhibit L hereto; (b) in exchange for the
                                    ---------
contribution of ownership interests in the Project Entities as described in the immediately preceding clause (a), the Partnership shall issue Units to the Contributors and make cash payments to, at the direction of, or on behalf of the Contributors as provided in Section 6; and (c) immediately following such contribution as described in clause (a) above, on the Closing Date, the Partnership, as the sole owner of all ownership interests in the Project Entities, shall dissolve each of the Project Entities and all assets of the Project Entities, including the Completed Properties, shall be distributed in dissolution to the Partnership and the Existing Loans shall be assumed by the Partnership subject to the nonrecourse provisions thereof.

   3.     COVENANT TO CONTRIBUTE.  Contributors hereby covenant and agree to
          ----------------------
contribute the Completed Properties to the capital of the Partnership pursuant to the structure outlined in Section 2 of this Agreement and in accordance with, and subject to, the other terms and conditions of this Agreement. The Partnership hereby covenants and agrees to accept contribution of the Completed Properties to its capital pursuant to the structure outlined in Section 2 of this Agreement and in accordance with, and subject to, the other terms and conditions of this Agreement.

   4.     CONTRIBUTION VALUE. The Contribution Value for each Completed Property
          ------------------
is set forth on Exhibit G hereto, and the total of all such Contribution Value
                ---------
is Ninety Six Million Six Hundred Thousand and No/100 Dollars ($96,600,000).

   5.     ADJUSTED CONTRIBUTION VALUE.  After determination of the Contribution
          ---------------------------
Value of a Completed Property, such Contribution Value shall be subject to the following further prorations, allocations and adjustments, all as of the Closing Date (the "Adjusted Contribution Value"):

          5.1    Rent Concession. The Contribution Value shall be reduced by the
                 ---------------
amount of free rent concessions unexpired as of the Closing Date, to the extent that it was not taken into account in reaching the Contribution Value.

          5.2    Standard Adjustments and Prorations. The following adjustments
                 -----------------------------------
and prorations shall be made:

                 5.2.1 Rent and Security Deposits. The Project Entities shall
                       --------------------------
          be entitled to all rents [including any additional rent and any accrued tax and operating expense reimbursements, subject to clause
          (ii) below], charges, and other revenue of any kind attributable to any period under the Leases or otherwise up to but not including the Closing Date. The Partnership shall be entitled to all rents [including any additional rent and any accrued tax and operating expense reimbursements, subject to clause (ii) below], charges and other revenue of any kind attributable to any period under the Leases or otherwise on and after the Closing Date. Rents and expense escalations or other reimbursements due the Project Entities under the Leases collected prior to the Closing Date and attributable to both the Project Entity's and the Partnership's periods of ownership shall be prorated as of the Closing Date. Uncollected rents and expense escalations or other reimbursements due the Project Entities under the Leases shall not be prorated at the time of contribution, but the Partnership shall include such amounts in its monthly billing statements to the Tenants, make reasonable efforts to collect the same and tender the same to the appropriate H.S. Lichtin, as agent for the Contributors, upon receipt, provided that all rents, escalations and other reimbursements due the Project Entities under the Leases collected by the Partnership on or after the Closing Date shall be prorated as of the Closing Date and shall first be applied to all amounts due under the Leases at the time of collection (i.e., current rents, delinquent rents attributable to periods after Closing and sums due the Partnership as the current owner and landlord) with the balance (if any) payable to the appropriate Contributor, but only to the extent of amounts delinquent and actually due the Project Entity. No Contributor shall have any right to sue any Tenant under the Leases for sums due a Project Entity for periods attributable to the Project Entity's ownership of the Completed Property. The Contribution Value shall not be reduced for Security Deposits, provided some are transferred to the Partnership at contribution. With regard to the Lease with Ganymeed Software in the 1100 Perimeter Park West Completed Property pursuant to which that tenant has funded on escrow of $65,000 to secure its performance under that Lease, at the contribution of that Completed Property to the Partnership, the Contributors agree to cause their escrow to replace the Project Entity with Partnership as the Landlord under the escrow documents. The Contribution Value shall be reduced by pre-paid rentals held by the Project Entity under the Leases.

                 5.2.2. Real Estate Taxes. Real estate taxes shall be prorated
                        -----------------
          as of the Closing Date. The Project Entity shall be responsible for all real estate taxes attributable to the Completed Property to, but not including the, Closing Date. If the real estate tax rate and assessments have not been set for the year in which the contribution occurs, then the proration of such taxes shall be based upon the rate and assessments for the preceding tax year, and such proration shall be adjusted in cash between the Contributors and the Partnership upon presentation of written evidence that the actual taxes paid for the year in which the Closing occurs differ from the amounts used at contribution. Notwithstanding the foregoing, the Contribution shall be entitled to a refund of their proportionate share of such taxes for which the project Entity has not been reimbursed by Tenants, to the extent the Partnership after Closing recovers an increase in taxes attributable to the year in which contribution occurs form the Tenants under the Lease, and the Partnership agrees to conduct an annual reconciliation of tax "pass-through" for the tax year of Closing in accordance with the terms of the Leases.

                 5.2.3. Operating Expenses. Operating expenses for the Completed
                        ------------------
          Property shall be prorated as of the Closing Date. The Project Entity shall pay all utility charges and other operating expenses attributable to the Completed Property for the period prior to but not including the Closing Date (except for those utility charges and operating expenses payable by Tenants in accordance with the Leases) and the Partnership shall pay all utility charges and other operating expenses attributable to the Completed Property for the period on or after the Closing Date. Notwithstanding the foregoing, the Contributor shall be entitled to a refund of their proportionate share of such operating expenses for which the Project Entity has not been reimbursed by Tenants, to the extent the Partnership after Closing recovers an increase in operating expenses attributable to the year in which contribution occurs from the Tenants under the Leases, and the Partnership agrees to conduct an annual reconciliation of operating expenses "pass-through" for the year of Closing in accordance with the terms of the Leases. The Project Entity shall assign to the Partnership any deposits which it has with any of the utility services or companies servicing the Completed Property. The Partnership shall arrange with such services and companies to have accounts transferred in the Partnership's name as of the day following the Closing Date, as soon as is reasonably practicable after the Closing Date.

                 5.2.4. Existing Loans. With regard to the Existing Loans
                        --------------
          encumbering the Completed Property, (i) the Contribution Value shall be reduced by the outstanding principal balance of the Existing Loan as of the Closing Date; (ii) the Contribution Value shall be reduced by the amount of accrued but unpaid interest due under the Existing Loan attributable to any period up to, but not including, the Closing Date; and (iii) the Contribution Value shall be increased by the amount of any tax, insurance premium or other escrow deposits maintained pursuant to the Existing Loan Documents to the extent ownership of such deposits are transferred to the Partnership.

                 5.2.5. Unfunded Leasing Obligations. With respect to Leases
                        ----------------------------
          entered into before July 10, 1996, for which tenant improvement costs and lease commissions, are not yet fully paid or amortized, the Contribution Value of a Completed Property shall be reduced by the total of all such unpaid or unamortized tenant improvements costs or lease commissions. With respect to Leases entered into on or after July 10, 1996, with the Partnership's prior written approval, the Contribution Value of the Completed Property shall not be reduced for any such unpaid or unamortized tenant improvement costs or lease commissions and the Partnership shall reimburse the Contributors for tenant improvement cost and lease commissions paid by the Project Entities under such approved Lease; provided, however, if the term of any such Lease commences before the Closing Date, then the Contribution Value of the Completed Property shall be reduced by that portion of such unpaid or unamortized tenant improvement costs or lease commissions attributable on a straight-line basis to the portion of the term that expired before the Closing Date [e.g., if two (2) months of a thirty-six (36) month term expires prior to the Closing Date, the Contribution Value shall be reduced by an amount equal to 1/18th of such costs].

                 5.2.6. Delayed Adjustment. If at any time following the Closing Date the amount of an item listed in Section 5.2 shall prove to be incorrect, the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before one (1) year after the Closing Date.

          5.3 Other Adjustments. The Contribution Value of a Completed Property
              -----------------
     shall be adjusted for other matters for which express provision is made in this Agreement such as pursuant to Subsection 7.2.4.2., Section 9.1 and
     Section 15.

          5.4 Optional Cash Payments. Notwithstanding any provision of this
              ----------------------
     Section 5 to the contrary, the Contributors and the Partnership may elect to not adjust the Contribution Values of the Completed Properties as provided in Subsection 5.2.1, 5.2.2, 5.2.3, 5.2.5 and clauses (ii) and
     (iii) of Subsection 5.2.4 and may elect, in lieu of such adjustment, to make appropriate cash payments to each other. If the parties elect to make cash payments in lieu of such adjustments, the parties agree to make such cash payments to each other, as appropriate, within sixty (60) days after the Closing Date (such payments to be based on the amount of such adjustments determined as of the Closing Date as provided in said subsections).

          6.     CASH PAYMENTS AND ISSUANCE OF UNITS. At the Closing, the
                 -----------------------------------
Partnership shall make cash payments and issue Units to the Contributors as provided in this Section 6.

          6.1.    Cash Payments. The Partnership shall wire transfer federal
                  -------------
     funds available for immediate credit on the Closing Date, to accounts designated in writing by the Contributors, amounts not to exceed in the aggregate Nine Million Dollars ($9,000,000) in accordance with the Closing Statement, executed by the Partnership and Weeks, dated of even date herewith.

          6.2.    Issuance of Units . For each Completed Property, to the extent
                  -----------------
     of the excess of the Adjusted Contribution Value of that Completed Property over the total of all cash payments allocated to that Completed Property pursuant to Section 6.1, the Partnership shall issue to each of the Contributors who held an ownership interest in the Project Entity for that Completed Property, pro rata in accordance with their respective ownership interests in that Project Entity, a number of Units equal to the quotient of such excess divided by Twenty-Five Dollars and Twenty-Five Cents ($25.25), as set forth in the Closing Statement, executed by the Partnership and Weeks, dated of even date herewith. Units issued by the Partnership to the Contributors pursuant to this Agreement shall be held by the Contributors subject to the terms and conditions of the Partnership Amendment and the Rights Agreement. Notwithstanding any provision of this Agreement to the contrary, no fractional Units shall be issued to a Contributor pursuant to this Agreement. If as a result of the application of the foregoing formulas, a fractional Unit is due a Contributor, the Partnership shall pay to that Contributor, in cash on the Closing Date with the wire transfer specified in Section 6.1, an amount equal to that fractional Unit times Twenty-Five Dollars and Twenty-Five Cents ($25.25).


          7.     EXISTING LOANS.
                 --------------

          7.1.   Assumption. Subject to Section 7.2 hereof, the Partnership
                 ----------
     agrees to accept title to the Completed Properties encumbered by the lien and security interest created by the Existing Loan Documents in favor of the Lenders and to assume, subject to the limited recourse provisions therein contained, the respective obligations of the Project Entities under the Existing Loan Documents (as modified as provided in Section 7.2 hereof). In the Partnership Amendment, the Partnership shall agree to indemnify and hold harmless the Contributors for any liability they may have under any personal guarantees or customary exceptions to nonrecourse provisions contained in the Existing Loan Documents for claims based on matters that occur on or after the Closing Date.

          7.2.    Conditions. The Partnership's agreement to assume the Existing
                  ----------
     Loans, as provided in Section 7.1 hereof, is subject to satisfaction, in the Partnership's reasonable determination, of the following conditions:

                 7.2.1. Approval. During the Inspection Period, the Partnership
                        --------
          shall have reviewed and approved the Existing Loan Documents.

                 7.2.2. Estoppel. On or before Closing, the Partnership shall
                        --------
          receive from each Lender as to each Existing Loan it holds an estoppel and consent agreement in form and content reasonably acceptable to the Partnership confirming, among such other matters as the Partnership may reasonably require, that Lender is the holder of the Existing Loan Documents for that Existing Loan, the outstanding principal balance of that Existing Loan, that no default is then outstanding, identifying the Existing Loan Documents, confirming the amounts of any tax and insurance escrows, and consenting to the contribution of the Completed Property as provided in this Agreement and the assumption by the Partnership, subject to the limited recourse provision therein contained, of that Existing Loan.

                 7.2.3. Loan Modification. On or before Closing, an agreement
                        -----------------
          from each Lender to modification of the Existing Loan Documents it holds to reflect change in ownership (e.g., financial reporting requirements, transfer restrictions, deletion of any personal covenants specific to Lichtin Properties, Inc. and other matters developed by the Partnership from review of the Existing Loan Documents).

                 7.2.4. Renegotiation of Terms. The Contributors, at their sole
                        ----------------------
          cost and expense, shall have obtained the following agreements from certain Lenders to the following matters:

                     7.2.4.1. Aetna Life Insurance Company shall agree to permit early prepayment of the Existing Loan held by or, separately or together, at par, and without penalty or prepayment fee of any kind, at any time on or after the Closing Date.

                     7.2.4.2. The Independent Order of Forestus shall agree to a reduction of the interest rate to eight and one-quarter percent (8.25%).

                     7.2.4.3. New England Mutual Life Insurance Company shall
               agree to either (i) permit early prepayment of the Existing Loan held by it, at par, and without penalty or prepayment fee of any kind, at any time on or after the Closing Date, or (ii) a reduction of the interest rate to eight and one-quarter percent

               (8.25%). If after reasonable efforts the Contributors are unable to obtain the agreement of New England Mutual Life Insurance Company to either prepayment at par or an interest rate reduction as described in the immediately preceding sentence, in lieu of such renegotiated terms, the number of Units to be issued to the Contributors for the 1000 Perimeter Park Completed Property shall be reduced by Seven Thousand Four Hundred Twenty-Six (7,426) Units (such reduction to be allocated to each such Contributor pro rata in accordance with their respective ownership interests in Perimeter Park Associates).

                     7.2.4.4. First Union National Bank of North Carolina shall agree to release the land at the project known as "Perimeter Park West" from its trust deed securing its line of credit to Lichtin Properties, Inc.

        Any condition imposed by the Lenders for agreement to the above described renegotiated terms (other than the payment of money which shall be the obligation of the Contributors and not the Partnership) shall be subject to the prior written approval of the Partnership.

   8.   CLOSING.
        -------

        8.1.   Time and Place of Closing.  The Closing shall commence at 9:00
               --------------------------
a.m., EST, on the Closing Date at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., Two Hanover Square, Suite 1900, 434 Fayetteville Street Mall, Raleigh, North Carolina 27602-1070, or such other place as is agreed upon by the Partnership and the Contributors. The Closing Date shall be as of the date of this Agreement, unless extended by agreement of the Partnership and the Contributors or by an express provision of this Agreement.

        8.2.   Closing Costs.  The Partnership shall pay for title examination,
               -------------
title insurance, engineering and environmental audits, surveys, its legal fees, the fees and expenses of its accounting, auditing and tax advisors and one-half ( 1/2) of the cost of the audit of the books and records of Lichtin Properties, Inc. and the Project Entities conducted by Arthur Andersen & Co. The Contributors shall pay any transfer fees, interest prepayments, legal fees and expenses and any and all other charges imposed by any Lender as a result of the matters described in Article 7 of this Agreement, any transfer fees imposed on the Transaction, its legal fees, the fees and expenses of its accounting, audit and tax advisors and one-half ( 1/2) of the cost of the audit of the books and records of Lichtin Properties, Inc. and the Project Entities conducted by Arthur Andersen & Co. Brokerage fees shall be paid as provided in Article 18 hereof. Any other closing cost shall be borne by the party who customarily bears such cost under the prevailing rules of practice in the State of North Carolina.

   9.   TITLE EXAMINATION AND OBJECTIONS; FAILURE TO CURE.
        -------------------------------------------------

        9.1. Title Examination and Survey. The Partnership shall have until the
             ----------------------------
Closing Date to examine the title to the Real Property, to cause the Surveys of the Real Property to be made, and to furnish the Contributors with a written statement of defects in such title (other than Permitted Exceptions). If the Partnership furnishes the aforesaid written notice or notices within the permitted time, the Contributors shall have until five (5) business days after receipt thereof in which to indicate to the Partnership which of the title objections raised by the Partnership the Contributors will cure and those which they decline to cure; provided, however, the Contributors must cure all monetary encumbrances affecting title to the Real Property such as trust deeds, mortgages, judgment liens, liens for materialmen or mechanics, broker liens and delinquent taxes except the lien of the Existing Loan Documents. The Contributors shall have until the Closing Date the right, but not the obligation (except for those items the Contributors expressly elects in writing to cure and all monetary encumbrances except the Existing Loans ), to satisfy or cure all title objections of which it was timely notified by the Partnership; provided, however, that the Contributors, upon written notice to the Partnership, may postpone the Closing by sixty (60) days in order that such title objections might be cured.

        9.2. Failure to Cure Title Objections. Should the Contributors fail to
             --------------------------------
satisfy or cure all such title objections by the Closing Date, as postponed, if appropriate, then the Partnership shall have as its sole right and remedy, at the Partnership's election to be made on or before the Closing Date, (i) in the case of an uncured monetary encumbrance, to proceed to close the purchase of the Completed Properties with a corresponding reduction in Contribution Values for the cost to cure the monetary encumbrances; (ii) to terminate this Agreement; or
(iii) to waive those title objections which the Contributors failed to satisfy or cure and proceed to close the sale of the Completed Properties contemplated herein and accept the Real Property subject to such title objections with no reduction in the Purchase Price. Notwithstanding anything contained in this
Article 9, if the Contributors' failure to contribute (pursuant to the structure outlined in Section 2) marketable and insurable title to the Completed Properties subject only to the Permitted Exceptions results from a willful act or omission of the Contributors in default of its obligations hereunder, the Partnership shall be entitled to all remedies available to the Partnership under
Section 17.1.

    10.   ACCESS TO AND EXAMINATION OF THE COMPLETED PROPERTIES; CONDITION OF
          -------------------------------------------------------------------
THE COMPLETED PROPERTIES.
------------------------

    10.1. Access and Examination. The Partnership, personally or through
          ----------------------
agents, employees or contractors, may go upon the Completed Properties during normal business hours prior to Closing to conduct such soil, engineering, environmental and other tests, investigations and analyses of the Land and Improvements as the Partnership deems desirable and to review and make photocopies of the Leases, lease commission agreements, Service Contracts, amendments, contracts and plans and specifications relating to or affecting the Completed Properties. The Partnership shall pay all costs incurred in making such tests, analyses, copies, and investigations. In no event shall the Partnership conduct any intrusive or destructive tests, analyses, or investigations of the Completed Properties without first obtaining the written consent from the appropriate Project Entity, which will not be unreasonably withheld. The Partnership acknowledges that any such examinations or inspections of the Completed Properties pursuant to this Section 10.1 or otherwise are subject to the rights of all Tenants, and the Partnership agrees to conduct such inspections or examinations in such a manner so as to honor the rights of the Tenants and to prevent disruption of the ordinary operation of the Tenants' business on the Completed Properties. The Partnership agrees to repair any damage to the Completed Properties resulting or relating to such inspection or examination and agrees to and does hereby indemnify, defend, and hold the Contributors and the Project Entities harmless from any personal injury, death, damage to property, damages, liens, claims, losses, and liabilities arising out of the Partnership's exercising such right and privilege to go upon the Completed Properties, including the acts and omissions of the Partnership's employees, agents, contractors and consultants (but under no circumstances shall the Partnership be liable to the Contributors for consequential damages attributable to the results or findings of such tests). The Partnership's indemnity under this Section 10.1 shall survive any rescission, cancellation, or termination of this Agreement.

    10.2. The Partnership's Condition. The Partnership's obligations under this
          ---------------------------
Agreement are subject to and conditioned upon the Partnership's determination, in the Partnership's sole discretion on or before the Inspection Date, that the Completed Properties are acceptable, in all respects, to the Partnership for investment. If the condition set forth in this Section 10.2 is not satisfied or waived in writing by the Partnership on or before the Inspection Date, then this Agreement shall automatically terminate unless the Partnership delivers written notice to the Contributors on or before the Inspection Date advising the Contributors that the condition set forth in this Section 10.2 has been fully satisfied. If this Agreement is terminated pursuant to this Section 10.2, the parties hereto shall have no further rights, duties or obligations under this Agreement, except for obligations which are by their express term to survive termination.

    11.   REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS.  The Contributors
          ----------------------------------------------
   jointly and severally represent and warrant to the Partnership the following:

    11.1. Organization; Authority. Each of the Project Entities is duly formed,
          -----------------------
validly existing and in good standing under the laws of the State of North Carolina. Each Contributor that is a trust is duly formed, validly existing and in good standing under the laws of the State of North Carolina and has the requisite authority to enter into and perform this Agreement. The individuals and trusts identified on Exhibit L hereto immediately prior to the Closing, will
                         ---------
be the only general partners, members and limited partners, as applicable, of the Project Entities.

    11.2.   Due Authorization; Binding Agreement.  The execution, delivery and
             -----------------------------------
performance of this Agreement by the Contributors who are trusts has been duly and validly authorized by all necessary action of these Contributors. This Agreement has been duly executed and delivered by the Contributors and constitutes a legal, valid and binding obligation of the Contributors, enforceable against the Contributors in accordance with the terms hereof (except as enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally and general equity principles).

    11.3.   Governmental Consents.  Except as has been obtained or is being
            ---------------------
effected as part of the consummation of the Transaction, no consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other regulatory body is required to be made, obtained or given by the Contributors or the Project Entities in connection with the execution, delivery and performance of this Agreement by the Contributors or the Project Entities.

    11.4.   Other Consents.  Except for waivers and consents that have been
            --------------
obtained prior to the date hereof, except as provided in Article 7 hereof, and except as would not have a material adverse effect on any of the Completed Properties, no consent of any party to any agreement, contract, mortgage, indenture, lease, reciprocal easement or operating agreement or other arrangement, to which the Contributors is a party, or, by which the Contributors is bound, is required in connection with the execution, delivery or performance by the Contributors of this Agreement or the consummation of the transactions provided for herein.

    11.5. No Violation. None of the execution, delivery and performance of this
          ------------
Agreement by the Contributors does or will, with or without the giving of notice, lapse of time or both, (i) violate, conflict with or constitute a default under any term or condition of (A) the organizational documents of the Contributors who are trusts or of the Project Entities, or (B) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to the Contributors or the Project Entities or any agreement, contract, mortgage, indenture, lease, reciprocal easement or operating agreement or other arrangement to which any Contributor or Project Entity is a party or by which it is bound or to which any of its assets or any of the Completed Properties is subject, except as provided in Article 7 and except in the case where appropriate waivers and consents have been obtained prior to the date hereof, and except as would not have a material adverse effect on the Contributors or any of the Completed Properties, or (ii) result in the creation of any lien or other encumbrance upon the assets of the Contributors or any of the Completed Properties, except as may be contemplated by this Agreement or the other Transaction Documents, and except as would not have a material adverse effect on the Project Entities or any of the Completed Properties.

    11.6 Compliance with Laws. The Project Entities have complied with all laws
         --------------------
applicable to the conduct of the business of the Contributors and to the ownership, use and operation of the Completed Properties and have obtained all licenses and permits required for the conduct thereof, except where the failure to so comply or obtain will not have a material adverse effect on the Project Entities or any of the Completed Properties. To the Contributors' knowledge, such licenses and permits are in full force and effect, the Contributors and the Project Entities have not taken any action that would (or failed to take any action the omission of which would) result in the revocation of such licenses or permits, and the Contributors and the Project Entities have not received any notice of violation from any federal, state or municipal entity or written notice of an intention by any such government entity to revoke any certificate of occupancy or other certificate, license or permit issued by it in connection with the use of any of the Completed Properties, that in each case has not been cured or otherwise resolved to the satisfaction of such government entity, except where such failure or such action will not have a material adverse effect on the Project Entities or any of the Completed Properties.

    11.7.   Investment.
            ----------

            11.7.1. Each Contributor is acquiring Units for its own account and not with a view to, or for sale in connection with, the "distribution", as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), of any of the Partnership Units in violation of the Securities Act.

            11.7.2. Each Contributor is an "accredited investor", as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

            11.7.3. Each Contributor understands that the Units have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the nature of the investment intent and the accuracy of such Contributor's representations as expressed herein.

            11.8. Access to Data. Each Contributor has had an opportunity to
                  --------------
discuss the Partnership's business, management and financial affairs with the Partnership's management and the opportunity to review the Partnership's financial records.

            11.9. No Public Market. Each Contributor understands and
                  ----------------
acknowledges that no public market now exists for any of the securities issued by the Partnership and that there can be no assurance that a public market will ever exist for the Units.

            11.10.   Experience; Risk.  Each Contributor has such knowledge and
                     ----------------
experience in financial and business matters that each Contributor is capable of evaluating the merits and risks of the purchase of the Units pursuant to this Agreement and of protecting each Contributor's interests in connection herewith.

            11.11. Environmental. The Project Entities have not knowingly caused
                   -------------
or permitted any Hazardous Material to be improperly maintained or disposed of on, under or at any of the Completed Properties or any part thereof. To the Contributors' knowledge, and except as may be revealed in the Environmental Reports (which are identified in Exhibit N): (i) no liability under or violation of any Environmental Laws exists with respect to the Completed Properties, (ii) the Contributors and the Project Entities have not received any written notice from any governmental agency or instrumentality having jurisdiction thereof of any violation of any Environmental Laws that remains uncured as of the date hereof or that it has any material liability with respect thereto, (iii) there are no administrative, regulatory or judicial proceedings pending or threatened against the Project Entities pursuant to, or alleging any material violation of, or material liability under any Environmental Laws, (iv) none of the properties now or heretofore owned, leased or used by the Project Entities has been used as a storage or disposal site (whether temporary or permanent) for any hazardous, toxic or dangerous materials the storage or disposal of which is governed by any Environmental Laws in violation of such Environmental Laws (v) there are no underground storage tanks located on, under or about any of the Completed Properties, and there is no facility located on or at any of the Completed Properties that is subject to the reporting requirements of Section 312 of the Federal Emergency Planning and Community Right to Know Act of 1986 and the federal regulations promulgated thereunder (42 U.S.C. (S) 11022), and (vi) no Hazardous Material has been improperly maintained or disposed of on under or at any of the Completed Properties or any part thereof. In connection with the representations and warranties in this Section 11.7, the Partnership acknowledges that the Contributors disclaims any professional expertise with respect to Environmental Laws.

        11.12.   Ownership of the Completed Properties.  With respect to the
                 -------------------------------------
Completed Properties, the Project Entities (i) are the sole owner and (ii) have good, valid and marketable title, free and clear of all Liens other than the following:

              11.12.1. Liens, or deposits made to secure the release of such Liens, securing taxes, the payment of which is at the time not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued, and for which appropriate reserves shall have been established by the Project Entities.

              11.12.2. Attachments, judgments and other similar Liens arising in connection with court or administrative proceedings, provided, that the execution or other enforcement of such Liens is effectively stayed or secured and the claims secured by such Liens are actively being contested in good faith by appropriate proceedings diligently pursued, and for which appropriate reserves shall have been established by the Project Entities.

              11.12.3. Zoning laws and ordinances; provided that, to the Contributors' knowledge, none of the Completed Properties are in violation thereof, in any material respect, and that such laws and ordinances do not require the demolition, vacation or cessation of the use for industrial or office purposes (as applicable) of any portion of the improvements material to each of the Completed Properties or require the discontinuance of the use of all or any material portion of any of the Completed Properties as industrial facilities or office buildings.

              11.12.4. Any laws, ordinances, deeds of trust, mortgages, Liens, easements, rights of way, restrictions, exemptions, reservations, conditions, limitations, covenants, encumbrances, adverse rights or interests and other matters defined as Permitted Exceptions; provided that, to the Contributors' knowledge, the Completed Properties are not in violation thereof in any material respect and the same do not require the demolition, vacation or cessation of the use of for industrial or office purpose of any portion of the improvements material to such Completed Properties or require the discontinuance of the use of all or any material portion of such Completed Properties as industrial facilities or office buildings.

              11.12.5. Any other easements, rights of way, restrictions, exceptions, reservations, conditions, limitations, covenants, adverse rights or interests, licenses, minor irregularities in title and other similar encumbrances which do not in the aggregate materially impair the use of such properties in the operation of the business of the Project Entities.

              11.12.6. Any law or governmental regulation or other right of any governmental unit, which (i) requires the person to maintain certain facilities or perform certain acts as a condition of its occupancy or use of its assets and properties, or (ii) condemns, appropriates or recaptures the person's assets or property.

              11.12.7. Liens imposed by laws, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings diligently pursued, and for which appropriate reserves shall have been established by the Project Entities.

        11.13. Zoning; Other Laws. The Project Entities have not received any
               ------------------
    written or other actual notice of any violation of any applicable zoning regulation or ordinance, or of any employment or other regulatory law, order, regulation or requirement relating to the Project Entities' operations, practices, properties or assets that remain uncured as of the date hereof, and, to the Contributors' knowledge, there are no such violations that, individually or in the aggregate, will have a material adverse effect on any of the Completed Properties.

        11.14.  Absence of Undisclosed Liabilities and Contractual Obligations.
                --------------------------------------------------------------
The Project Entities have no liabilities of any nature, whether matured or unmatured, fixed or contingent, regardless of whether the disclosure thereof would otherwise be required by GAAP, which would have, individually or in the aggregate, a material adverse effect upon any of the Project Entities or any of the Completed Properties except for (1)Leases identified on the Rent Roll, (2) the Potential Commission Obligations, (3) Existing Loan Documents, (4) the Permitted Exceptions and (5) the Service Contracts (collectively, the "Significant Agreements"), or as shown on the audits of the books and records described in Section 8.2 hereof.

        11.15.  Existing Loans.  With respect to the Existing Loans, the
                --------------
Contributors represent and warrant as follows:

                11.15.1. The loan documents identified on Exhibit O hereto
                                                          ---------
        constitute all of the documents that evidence or secure the Existing Loans; and such documents have not been amended or modified except as expressly identified on said Exhibit O. The Contributors have delivered
                                     ---------
        to the Partnership true, correct and complete copies of all of the Existing Loan Documents.

                 11.15.2. All payments due and payable on or before the date of this Agreement under the Existing Loan Documents by the Project Entities, or any of its predecessor entities, have been paid, and no monetary default exists as of the date of this Agreement.

                 11.15.3. As of the date of this Agreement, no written notice of a default is outstanding and, to the knowledge of any of the Contributors, no condition exists which with the giving of notice or the passage of time or both would constitute an event of default under the Existing Loan Documents.

        11.16.   Significant Agreements; Binding Agreements.  Each of the
                 ------------------------------------------
Significant Agreements referred to in Subsection 9.14 above is (to the Contributors' knowledge, with respect to parties thereto other than the Project Entities) valid and binding and in full force and effect, enforceable against the parties thereto in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally and general equitable principles).

        11.17.   Litigation. Other than as set forth in Exhibit P hereto, there
                 ----------                             ---------
are no claims, actions, suits, proceedings or investigations pending, or, to the Contributors' knowledge, threatened, before any court, governmental unit or arbitrator with respect to any Project Entity or any Completed Property, and, to the Contributors' knowledge, the likely outcome of the claims or other matters set out in said Exhibit P, will not have a material adverse effect on the
                ---------
Contributors or any of the Completed Properties.

        11.18.   Tax Classification.  Each Project Entity is classified as a
                 ------------------
partnership for federal income tax purposes and not as an association taxable as a corporation.

        11.19.   Rent Roll.  The Rent Roll attached hereto as Exhibit U for the
                 ---------                                    ---------
Completed Properties is true, correct and complete with respect to the categories described therein, except to the extent any inaccuracies would not, individually or in the aggregate, have a material adverse effect on the value of any of the Completed Properties.

        11.20.   Leases.  The Rent Roll identifies each of the Leases in effect
                 ------
as of the date of the Rent Roll with respect to the Completed Properties. In the case of any sublease or assignment of any such Lease, the Tenant listed in such Rent Roll remains liable for the performance of said Lease.

       11.21.   Improvements.  Except as disclosed in the Engineering Reports
                ------------
listed in Exhibit Q, attached hereto and by this reference made a part hereof,
          ---------
the Improvements are in good condition and repair and have not suffered any material casualty or, to the Contributors' knowledge, other material damage that has not been repaired in all material respects. To the Contributors' knowledge, there is no material latent or patent structural, mechanical or other significant defect or deficiency in the Improvements, other than as disclosed in said Engineering Reports.

        11.22.   Condemnation.  No proceedings have been commenced, or, to the
                 ------------
Contributors' knowledge, threatened, by any authority having the power of eminent domain to condemn any part of any of the Completed Properties or any Improvements thereon that, if successful, would have a material adverse effect on any of the Completed Properties.

        11.23.   Bankruptcy and Insolvency. To the Contributors' knowledge, none
                 -------------------------
of the Tenants now occupying the Completed Properties or having a Lease of space in the Completed Property is the subject of any bankruptcy, reorganization, insolvency or similar proceedings.

        11.24.   Insurance. Exhibit R, attached hereto and by this reference
                 ---------  ---------
made a part hereof, sets forth an accurate and complete list of the insurance policies relating to the Completed Properties or any part thereof obtained by and naming the Project Entities (other than policies obtained or maintained by tenants); all such policies are in full force and effect and all premiums thereunder have been paid to the extent due; and no notice of cancellation has been received with respect thereto and, to the Contributors' knowledge, none is threatened.

        11.25.   Full Disclosure. No representation or warranty by the
                 ---------------
Contributors herein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

        11.26.   Ownership Interest in Tenants. Except for First Class Day Care
                 -----------------------------
Center, Inc., none of the Project Entities, its general partners, limited partners or members, as applicable, owns, directly or indirectly, (i) one percent (1%) or more of the total combined voting power of all classes of stock entitled to vote, or one percent (1%) or more of the total number of shares of all classes of stock, of any corporation that is a Tenant or (ii) an interest of one percent (1%) or more in the assets or net profits of any Tenant. H. S. Lichtin covenants to sell his interest in First Class Day Care Center, Inc. as of December 31, 1996.

        11.27.   Tenant Operations. The Project Entities have not received
                 -----------------
written notice that any Tenant intends either to cease such operations (other than temporarily due to casualty, remodeling, renovation or any similar cause) or to cease operating under the name under which it was operating as of the date hereof.

        11.28.   Lease Defaults.  To the Contributors' knowledge, no condition
                 --------------
exists which, with the giving of notice or the passage of time, or both, would permit any party to cancel its obligations under any reciprocal easement agreement or Lease.

        11.29.   Incomplete Improvements.  Except for routine repairs and
                 -----------------------
maintenance, all alterations, improvements or other work required to have been completed by any of the Project Entities under any reciprocal easement agreements and Leases, including, without limitation, all alterations, improvements and other work required to prepare space for the initial occupancy of each tenant under a Lease, has heretofore been completed and paid for in full, except to the extent reflected in Exhibit S, attached hereto and by this
                                        ---------
reference made a part hereof.

        11.30.   Integrated Facilities.  Each of the Completed Properties is an
                 ---------------------
independent unit which does not now rely on any facilities (other than facilities covered by Permitted Exceptions including, without limitations, any reciprocal easement agreements or facilities of municipalities or public utility and water companies and other than parking areas which the Completed Properties make use of under any reciprocal easement agreements) located on any property not included in the Real Property that is part of that Completed Property to fulfill any municipal or governmental requirement or for the furnishings to the Completed Properties of any essential building systems or utilities.

        11.31.   Agreement Violations. The Project Entities have not received
                 --------------------
any written notice which is still in effect that there is, and, to the Contributors' knowledge, there does not exist, any violation of a condition or agreement contained in any easement, restrictive covenant or any similar instrument or agreement affecting the Completed Properties or any portion thereof, if such violation would have a material adverse effect on any of the Completed Properties.

        11.32.   Radius Restrictions. The Project Entities are not in violation
                 -------------------
of any radius restrictions, exclusive or similar provisions contained in any reciprocal easement agreements, Leases or any other agreements to which any of the Project Entities is a party or is bound, if such violation would have a material adverse effect on the Project Entities or any of the Completed Properties.

        11.33.   Financial Status. Each of the Project Entities is solvent, has
                 ----------------
not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has any of the Project Entities filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against any of the Project Entities, nor is any such proceeding to the Contributors' knowledge threatened or contemplated.

       11.34.   Service Contracts. Attached hereto as Exhibit T is a schedule of
                -----------------                     ---------
the Service Contracts now in effect to which the Project Entities and/or the Completed Properties are subject. No notice of default has been received by the Project Entities from any of the parties to the Service Contracts and, to the Contributors' knowledge, no event has occurred which, with notice or lapse of time, or both, will constitute any such default. There are no Service Contracts affecting any of the Completed Properties other than as listed on Exhibit T, and
                                                                  ---------
the Service Contracts are in full force and effect.

        11.35.   Lease Commissions. All leasing commissions payable in
                 -----------------
connection with the Leases now in occupancy have been paid-in-full, including leasing commissions payable with respect to extensions, expansions and renewals which have not been exercised as of the date hereof or payable in the event a Tenant does not exercise a cancellation right under its Lease, except for the Potential Commission Obligations.

        11.36.   No Contributor-Leased Space. The Contributors do not lease
                 ---------------------------
space at the Completed Properties, and, except for the child day-care tenant, no tenant at the Completed Properties is "related" to the Contributors or the Project Entities within the meaning of Section 267(b) or Section 707(b) of the Internal Revenue Code of 1986, as amended.

        11.37.   ERISA. No interest in the Completed Properties is or is deemed
                 -----
to be, directly or indirectly, an asset of a "Plan" (as defined in the next sentence). "Plan" means an "employee benefit plan" as defined in Section 3(3) of
            ----
the Employee Retirement Income Security Act of 1974, as amended, or a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended.

        11.38.   Survival. The representations and warranties of the
                 --------
Contributors contained in this Article 11, as updated and reaffirmed at Closing, shall continue in effect as provided in the Partnership Amendment.

    12.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTNERSHIP.  The
          ------------------------------------------------------------
Partnership represents and warrants to the Contributors, as follows:

    12.1.   Due Authorization.  The Partnership is a limited partnership duly
            -----------------
formed, validly existing and in good standing under the laws of the State of Georgia. At Closing, the Partnership or its assignee will be qualified to transact business in the State of North Carolina. The Partnership has full power and authority to execute and deliver this Agreement and all other documents executed and delivered, or to be executed and delivered, by it (contemporaneously herewith or at the Closing) in connection with the transactions described herein and to perform all of its obligations arising under this Agreement and such other documents; the officers executing this Agreement and such other documents on behalf of the Partnership have the authority to bind the Partnership hereunder and thereunder.

    12.2.   Applicable Laws. Neither the execution and delivery of this
            ---------------
Agreement nor any other documents executed and delivered, or to be executed and delivered by the Partnership (contemporaneously herewith or at the Closing) in connection with the transactions described herein will violate any provision of the Partnership's limited partnership agreement, articles of incorporation or by-laws of the Partnership's General Partner or of any agreements, regulations, or laws to which the Partnership is bound, except for waivers and consents that have been obtained prior to the date hereof.

    12.3.   Litigation and Other Proceedings.  To the Partnership's knowledge,
            --------------------------------
there is no action, suit, proceeding, or claim affecting the Partnership pending or being prosecuted in any court or by or before any federal, state, county, or municipal department, commission, board, bureau, agency, or other governmental instrumentality which would prevent consummation by the Partnership of the acquisition of the Completed Properties or materially and adversely affect the performance of any of the Partnership's other obligations hereunder to be performed prior to, at or after Closing.

    12.4.   Financial Status. The Partnership is solvent, has not made a
            ----------------
general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has the Partnership filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other proceeding for the relief of debtors in general, nor has any such proceeding been instituted by or against the Partnership, nor is any such proceeding to the Partnership's knowledge threatened or contemplated.

    13.   CONDITIONS.
          ----------

    13.1. The Partnership's Conditions.  In addition to any other conditions
          ----------------------------
provided in this Agreement, the Partnership's obligation to accept contribution of the Completed Properties pursuant to this Agreement is subject to the satisfaction of each of the following conditions at or prior to the Closing Date.

          13.1.1.   The Contributors' Performance. The Contributors shall have
                    -----------------------------
    complied with and performed all of their obligations and covenants set forth in this Agreement.

          13.1.2.   The Contributors' Execution and Delivery. On or before the
                    ----------------------------------------
    Closing Date, the Contributors shall have executed and delivered all documents required to be delivered by the Contributors pursuant to the terms of this Agreement.

          13.1.3.   Representations and Warranties. All of the representations
                    ------------------------------
    and warranties made by the Contributors in Article 11 shall be true correct at and as of the Closing Date as though such representations and warranties were made both at and as of the date hereof and at and as of the Closing Date. Provided, further, the representations and warranties set forth in Sections 11.19 and 11.20 concerning Rent Roll and Leases, when reaffirmed at Closing shall be made with respect to a Rent Roll made as of Closing and such Rent Roll shall disclose no material changes from the Rent Roll attached hereto as Exhibit U, except those approved by the Partnership in
                       ---------
    writing.

          13.1.4.   Tenant Estoppel Certificates. The Contributors shall have
                    ----------------------------
    obtained and delivered to the Partnership by the date and time of Closing a Tenant Estoppel Certificate for each of the Leases (more than 20,000 square feet) identified on Exhibit V hereto ("Major Leases") and for each of the
                        ---------
    Leases covering a total of at least ninety percent (90%) of the square footage of the Completed Properties (1,273,098 square feet of area), each duly executed by an authorized officer of the Tenant under such Lease and dated no earlier than thirty (30) days before the Closing Date. The Contributors agree to use diligent good faith efforts to obtain such Tenant Estoppel Certificates at or prior to Closing. As to the square footage of the Completed Properties not covered by a Tenant Estoppel Certificate, H.S. Lichtin shall execute and deliver to the Partnership at Closing an estoppel certificate in the same form as Exhibit J hereto, but modified to reflect that H.S. Lichtin is
            ---------
    giving such certificate. Any material modification to the form of Tenant Estoppel Certificate shall be approved in writing by the Partnership in advance and, in the Partnership's discretion, may be the basis upon which the Partnership excludes such certificate in the determination as to whether this condition has been satisfied. During the term of this Agreement, as and when received, the Contributors shall provide to the Partnership copies of each Tenant Estoppel Certificate received from any Tenant promptly after receipt of such Tenant Estoppel Certificate. The Partnership shall have the right to extend the Closing Date by up to thirty (30) days by written notice to the Contributors if the Contributors has not obtained estoppels for the Major Tenants.

          13.1.5.   Adverse Change. No material adverse change shall have
                    --------------
    occurred to any of the Completed Properties, except as otherwise provided in Sections 15 and 16.

          13.1.6.   Other Transaction Documents. On or before the Closing Date,
                    ---------------------------
    all of the Transaction Documents, other than this Agreement, shall have been duly authorized, executed and delivered by the parties thereto and all steps of the Transaction contemplated in the Transaction Documents to be completed contemporaneously with the Closing, shall be completed.

          13.1.7.   The Partnership's Benefit. The conditions set forth in this
                    -------------------------
    Section 13.1 are for the sole benefit of the Partnership, and the Partnership may elect to waive any such contingency reserved for its benefit and proceed to consummate the transaction contemplated hereby. If the condition set forth in Section 13.1.4 or the condition contained in Subsection 13.1.3 (other than as a result of the Contributors' default) or the condition contained in Section 13.1.5 (other than a material adverse resulting from the intentional acts or willful misconduct of any of the Contributors or any Project Entity or its agent and employees) or the condition in Section 13.1.6 (other than as a result of a default by the Contributors) has not been satisfied or waived within the required time then the Partnership shall be entitled as its sole remedy to terminate this Agreement by written notice to the Contributors on or prior to the date set forth herein for the satisfaction of such condition, and upon the Partnership giving the Contributors written notice of such election, this Agreement shall terminate and the parties hereto shall have no further rights or obligations hereunder, except for obligations which are by their express provision are to survive termination. Otherwise, if the conditions set forth in this Section 13.1 are not satisfied, the Partnership shall be entitled to pursue its remedies hereunder as provided in Section 17.1.

    13.2.   The Contributors' Conditions.  In addition to any other conditions
            ----------------------------
provided in this Agreement, the Contributors' obligation to contribute the Completed Properties to the Partnership pursuant to this Agreement are subject to the satisfaction of each of the following conditions:

          13.2.1.   The Partnership's Performance. The Partnership shall have
                    -----------------------------
    complied with and performed all of its obligations and covenants set forth in this Agreement.

          13.2.2.   The Partnership's Execution and Delivery. On or before the
                    ----------------------------------------
    Closing Date, the Partnership shall have executed and delivered all documents required to be delivered by the Partnership pursuant to the terms of this Agreement, and shall have paid the cash payments and issued the Units in the manner set forth in Article 6.

          13.2.3.   Other Transaction Documents. On or before the Closing Date,
                    ---------------------------
    all of the Transaction Documents, other than this Agreement, shall have been duly authorized, executed and delivered by the parties thereto and all steps of the Transaction contemplated in the Transaction Documents to be completed contemporaneously with the Closing, shall be completed.

          13.2.4.   Representations and Warranties. All of the representations
                    ------------------------------
    and warranties made by the Partnership in Article 12 shall be true and correct at and as of the Closing Date as though such representations and warranties were made both at and as of the date hereof and at and as of the Closing Date.

          13.2.5.   The Contributors' Benefit. The conditions set forth in this
                    -------------------------
    Section 13.2 are for the sole benefit of the Contributors, and the Contributors may elect to waive any such condition reserved for its benefit and proceed to consummate the transaction contemplated hereby. If any condition set forth in Subsections 13.2.1, 13.2.2, 13.2.3 or 13.2.4 (in the case of Subsection 13.2.3 only if as a result of the Partnership default) has not been satisfied or waived within the required time period, the Contributors shall be entitled to pursue its remedies hereunder as provided in Section 17.2.

    14.   OPERATIONS PRIOR TO CLOSING.  Between the date hereof and the Closing
          ---------------------------
Date:

          14.1.   Repairs.  Without expense to the Partnership, all repairs and
                  -------
replacements, structural and nonstructural, ordinary and extraordinary, which are required with respect to any portion of the Improvements to maintain such in its present condition, normal wear and tear and casualty damage excepted, shall be caused to be made by the Contributors.

          14.2.   Operation of Improvements. The Improvements shall be operated
                  -------------------------
and managed in their present manner.

          14.3.   Compliance with Existing Agreements. The Contributors shall
                  -----------------------------------
cause the Project Entities to make diligent good faith efforts to comply with the material terms, conditions, and provisions of the Leases, the Service Contracts and the Existing Loan Documents and all payments payable thereunder by the Project Entities shall be made when due.

          14.4.   New Agreements.  The Contributors shall not, without the
                  --------------
Partnership's prior written consent, permit the Project Entities (i) to enter into any new Lease for all or any portion of the Improvements, or any lease commission agreement related to any such new Lease, or (ii) to renew, modify, cancel or accept surrender under any of the existing Leases or any lease commission agreement related thereto (except pursuant to any right of renewal, cancellation or surrender that any Tenant has the right to exercise under the terms of its Lease). The Contributors shall not, without the Partnership's prior written consent, not to be unreasonably withheld, permit the Project Entities (a) to enter into any Service Contract which would be binding on the Partnership or the Completed Properties after Closing if such Service Contract cannot be terminated on thirty (30) days (or less) notice without charge, cost, penalty or premium to the Partnership, or (b) to renew, modify or cancel any of the Service Contracts (other than accepting the exercise by any contracting party of any right it has under such Service Contract to renew or cancel such Service Contract).

          14.5.   Notices.  Promptly after receipt by any Project Entity, the
                  -------
Contributors shall cause that Project Entity to deliver to the Partnership a copy of any notice of default given or received under any of the Leases or Service Contracts or the Existing Loan Documents.

    15.   FIRE AND CASUALTY. The Contributors shall cause the Project Entities
          -----------------
to maintain in effect until the Closing Date all insurance policies currently in force with respect to the Completed Properties including liability insurance and fire and extended coverage insurance. If at any time prior to the Closing Date any portion of any of the Completed Properties is destroyed or damaged as a result of fire or any other casualty (a "Casualty"), the Contributors shall
                                         --------
promptly give written notice (a "Casualty Notice") thereof to the Partnership.
                                 ---------------
If a Completed Property is the subject of a Casualty, the Partnership shall have the right, at its sole option, of terminating this Agreement (by written notice to the Contributors given within thirty (30) days after receipt of the Casualty Notice from the Contributors) as to that Completed Property unless:

            (A) (i) all such damage or destruction is repaired at the sole cost and expense of the Contributors prior to Closing to substantially the condition existing immediately prior to such damage or destruction, or (ii) the cost to fully repair or restore such damage is less than Two Hundred Fifty Thousand Dollars ($250,000) and either (x) insurance proceeds sufficient to restore fully such damage are available and the insurance company issuing the Contributors' insurance policies has confirmed in writing prior to the expiration of such thirty (30) day period that such Casualty is covered by such policies and that no defense to payment of the claim on account thereof exists, or (y) the Contribution Value of that Completed Property is reduced by an amount equal to the deficiency in any insurance proceeds described in clause (x); and

            (B) such Casualty (i) does not result in any Tenant terminating its Lease or asserting a right to terminate its Lease, and (ii) would not entitle any Tenant to terminate its Lease after Closing if such Tenant has not waived such right as of Closing.

If a Casualty Notice is given to the Partnership less than thirty (30) days prior to Closing, at the Partnership's option Closing shall be postponed to a date not earlier than thirty (30) days after the Partnership's receipt of the Casualty Notice. If the Partnership terminates this Agreement pursuant to this Section as to a Completed Property, then this Agreement shall terminate and the parties hereto shall have no further rights or obligations hereunder as to that Completed Property, except for those obligations which by their express provisions are to survive termination. If the Partnership does not terminate this Agreement as to that Completed Property, the proceeds of any insurance with respect to that Completed Property paid between the date of this Agreement and the Closing Date, shall be paid to the Partnership at the time of Closing and all unpaid claims and rights in connection with property damage to that Completed Property shall be assigned to the Partnership at Closing.

    16.   EMINENT DOMAIN.  In the event of a taking by condemnation or eminent
          --------------
domain proceedings of any material portion of any of the Completed Properties prior to the Closing Date, the Contributors shall promptly give written notice thereof to the Partnership and the Partnership shall have the right, at its sole option, of terminating this Agreement as to that Completed Property by written notice given to the Contributors on or before the earlier to occur of the Closing Date or the tenth (10th) day following receipt of such notice. If the Partnership so terminates this Agreement as to that Completed Property, then this Agreement shall terminate and the parties hereto shall have no further rights or obligations hereunder as to that Completed Property, except for those obligations which by their express provisions to survive termination. If the Partnership does not terminate the Agreement pursuant to this Article 16, then the Contributors shall pay over to the Partnership on the Closing Date all monies received or collected by the Contributors by reason of such taking, and the Contributors shall further assign and transfer to the Partnership all of the Contributors' right, title and interest of, in and to any awards that have been or may be made for such condemnation or eminent domain proceedings and the additional money that may be payable when the same is and becomes assignable as a matter of law.

    17.   DEFAULT.
          -------

          17.1.   The Contributors' Default. If the contribution of the
                  -------------------------
Completed Properties contemplated by this Agreement is not consummated on account of the Contributors' default hereunder, then the Partnership shall have, in addition to any other right or remedy expressly provided hereunder, the right to proceed against the Contributors at law for damages or to seek specific performance of the Contributors' obligations under this Agreement.

          17.2.   The Partnership's Default. If the contribution of the
                  -------------------------
Completed Properties contemplated by this Agreement is not consummated because of the Partnership's default, then the Contributors shall have, in addition to any other right or remedy expressly provided hereunder, the right to proceed against the Partnership at law for damages or to seek specific performances of the Partnership's obligations under this Agreement.

          17.3   Pledge of Units. After Closing, the liability of the
                 ---------------
Contributors Agreement shall be governed by the Partnership Amendment and the pledge of Units and Shares of therein contained.

    18.   BROKERAGE AND OTHER FEES.
          ------------------------

          18.1.   Representations Regarding Brokers.  Except for the broker
                  ---------------------------------
identified in Subsection 18.2 hereof, the Contributors and the Partnership each represent and warrant to the other that they have not employed, retained, or consulted any broker, agent, or finder in connection with this Agreement or the Transaction, and the Contributors and the Partnership each hereby indemnify and agree to hold the other harmless from and against any and all claims, demands, causes of action, debts, liabilities, judgments and damages (including costs and reasonable attorneys' fees incurred in connection with the enforcement of this indemnity) which may be asserted or recovered against the indemnified party for or on account of any brokerage fee, commission, or other compensation arising by reason of the indemnitor's breach of this representation and warranty. The Contributors' indemnity of the Partnership pursuant to this Section 18.1 encompasses any claims made by the broker identified in Section 18.2.

          18.2.   Brokers' Commission and Representation. The Contributors and
                  --------------------------------------
the Partnership acknowledge that First Union Capital Markets Group (the "Broker") has been retained as a broker by the Contributors and represent the Contributors in connection with the Transaction, and the Contributors hereby agrees that the Contributors shall pay to the Broker a commission in an amount agreed upon by the Broker and the Contributors pursuant to a separate written agreement.

          18.3.   Survival.  This Article 18 shall survive the Closing or any
                  --------
termination, cancellation, or rescission of this Agreement.

    19.   MISCELLANEOUS.
          -------------

    19.1.   Authorized Representative of Contributors.  The Contributors hereby
            -----------------------------------------
appoint H.S. Lichtin as their authorized representative under this Agreement. Any direction, consent, approval, disapproval, authorization or other action required or permitted to be given or taken under this Agreement by any of the Contributors shall be given or taken only by H.S. Lichtin. In giving notice to the Contributors under this Agreement, the Partnership may give such notice only to H.S. Lichtin as provided under Section 19.6 and such notice shall constitute notice to all of the Contributors. If the Partnership receives notice of any matter from any Contributor who is not H.S. Lichtin, the Partnership shall be entitled at its discretion to disregard such notice and such notice shall have no legal effect under this Agreement, unless and until confirmed by H.S. Lichtin. The written statements and representations of H.S. Lichtin shall for the purposes of this Agreement be binding upon the Contributors and the Partnership shall have no obligation or duty whatsoever to inquire into the authority to take any action which he proposes to take, regardless of whether H.S. Lichtin actually has the authority to take any such action; and the Partnership shall be entitled to rely upon any direction, authorization, consent, approval or disapproval given by H.S. Lichtin in connection with any matter arising out of or in connection with this Agreement.

    19.2.   Successors and Assigns. The Partnership shall not assign, sell,
            ----------------------
convey or otherwise transfer any or all its rights under this Agreement without the prior written consent of the Contributors. The Contributors shall not assign, sell, convey, or otherwise transfer any or all of the Completed Properties or its rights under this Agreement. No such assignment by the Contributors or the Partnership shall relieve or release the assigning party of any liability hereunder. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

    19.3.   Waiver, Consent. This Agreement and the other Transaction Documents
            ---------------
supersede all prior agreements between the parties hereto with respect thereto. No claim of waiver, modification, consent or acquiescence with respect to any of the provisions of this Agreement shall be made against either party, except on the basis of a written instrument executed by or on behalf of such parties.

    19.4.   Governing Law. This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of North Carolina.

    19.5.   Headings; Exhibits. The headings of the several articles, sections,
            ------------------
and subsections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction of any term or provision hereof. All exhibits referenced herein are, by that reference, deemed to be fully incorporated into this Agreement.

    19.6   Number and Gender of Words. Words of any gender used in this
           --------------------------
Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

    19.7   Notices.  Any notice, request or other communication (a "notice")
           -------                                                  ------
required or permitted to be given hereunder shall be in writing and shall be delivered by hand or overnight courier (such as UPS) or by facsimile transmission or mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each party at its address as set forth below. Any such notice shall be considered given on the date of such hand or courier delivery, deposit with such overnight courier for next business day delivery, or upon transmission by facsimile with confirmation or deposit in the United States mail, but the time period (if any is provided herein) in which to respond to such notice shall commence on the date of hand or courier delivery or upon transmission by facsimile with confirmation or on the date received following deposit in the United States mail as provided above. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice. By giving at least five (5) days' prior written notice thereof, any party may from time to time and at any time change its mailing address hereunder. Any notice of any party may be given by such party's counsel. The parties respective notice addresses are as follows:

                    Partnership:    Weeks Realty, L.P.
                                    4497 Park Drive
                                    Norcross, Georgia 30093
                                    Attention:  Thomas D. Senkbeil,
                                                Vice Chairman and Chief
                                                Financial Officer
                                    FAX:        (770) 717-3310

                    With Copy To:   King & Spalding
                                    191 Peachtree Street
                                    Atlanta, Georgia 30303-1763
                                    Attention:  William J. Armstrong, Esq.
                                    FAX:        (404) 572-5148

                    Contributors:   Harold S. Lichtin
                                    Suite 200
                                    1800 Perimeter Park Drive
                                    Morrisville, North Carolina  27560
                                    FAX:        (919) 467-4428
                    With Copy To:   Kennedy Covington Lobdell & Hickman, L.L.P.
                                    Two Hanover Square
                                    Suite 1900
                                    434 Fayetteville Street Mall
                                    Raleigh, North Carolina  27602
                                    Attention: Alan H. Peterson, Esq.
                                    FAX:        (919) 743-7358

    19.8.  Severability. If any provision of this Agreement or the application
           ------------
thereto to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to the other persons or circumstances shall not be affected thereby and shall enforced to the greatest extent permitted by law.

    19.9.  Other Parties.  Nothing in this Agreement shall be construed as
           -------------
giving any person, firm, corporation, or other entity, other than the parties hereto, their successors and assigns, any rights, remedy or claim under or in respect to this Agreement or any provision hereof.

    19.10.   Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts, each of which so executed shall be deemed an original; such counterparts together shall constitute the one agreement.

    19.11.   Time Is Of The Essence.  Time is of the essence of this Agreement;
             ----------------------
provided, however, that if the time within which any action, consent, approval,
--------  -------
or other activity herein contemplated, expires on a Saturday, Sunday, or legal holiday, such time period shall automatically be deemed extended to the first day after the scheduled termination of such time period which is not a Saturday, Sunday, or legal holiday.

    19.12.   Delay Not A Waiver. No failure or delay by a party to exercise any
             ------------------
right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default.


    19.13.   Survival.  All representations, warranties and agreements of the
             --------
Contributors and the Partnership contained in this Agreement shall survive the Closing.

    19.14.   Confidentiality.  The Partnership and the Contributors agree that
             ---------------
all documents and information concerning the Completed Properties delivered to the Partnership, the subject matter of this Agreement, and all negotiations will remain confidential. The Partnership and the Contributors will disclose such information only to those parties required to know it, including, without limitation, employees of either of the parties, consultants and attorneys engaged by either of the parties, prospective or existing investors, lenders and governmental authorities; provided, however, that no party hereto shall have any
                          --------  -------
liability to the other for disclosing such confidential information which has been made public through sources other than a violation of this covenant.

    19.15.   Attorney Fees.  In the event a breach of this Agreement by either
             -------------
party, the non-breaching party shall be entitled to recover all costs associated with enforcing this Agreement, including reasonable attorneys' fees and expenses.

    19.16.   Delayed Closings.  Notwithstanding the provisions of Section 8.1
             ----------------
that all of the Completed Properties are to be contributed to the Partnership on even date with this Agreement, the Contributors and the Partnership agree that 1000 Perimeter Park Completed Property, the RTIC (I-IV) Completed Property and 1100 Perimeter Park West Completed Property shall be delayed, in the case of 1000 Perimeter Park Completed Property and RTIC (I-IV) Completed Property to a Closing Date on or before January 31, 1997 and in the case of 1100 Perimeter Park West Limited Partnership to August 1, 1997. On even date herewith, the Project Entities that own these two Completed Properties shall enter into an exclusive development, leasing and management agreement with the Partnership for the provision of such services until contribution to the Partnership. In the case of the RTIC (I-IV) Completed Property, prior to contribution, the Contributors, at their sole cost and expense, agree to cash-out the interest of the non-accredited partners.

    19.17.   Claimed Default.  Optimum Technologies, a tenant in the 1800
             ---------------
Perimeter Park West Development Property has asserted a claim for reimbursement of expenses due to delay in delivery of their space by the Project Partnership. If the partnership, after reviewing the matter, determines in the exercise of commercially reasonable judgement that this tenant is due reimbursement, the contributors agree to reimburse the partnership for funds paid by the partnership to this tenant in settlement of such claim. The Partnership agrees that prior to reaching a settlement with Tenant it shall review the settlement with the Contributor and consider in good faith their position in the matter; provided, however, often such due consideration the Partnership shall have full authority to settle the claim. This agreement to reimburse is not subject to any limitation on the liability of the Contributors contained in the Partnership Amendment.

    19.18.   Land Representations and Warranties.  As of the date of this
             -----------------------------------
Agreement, the Contributors hereby make, jointly and severally, for the benefit of the Partnership, each and every representation and warranty set forth in
Section 11 of this Agreement, to the extent applicable to unimproved land, as to the approximately 8 acres of land in Woodlake, the approximately 21.18 acres of land in Perimeter Park West, the approximately 5.6 acres of land in Perimeter Park, the so-called "Watkins Land" and the so-called "Maintenance and Storage Tract" (all as more particularly described in the special warranty deed from Initial CP Limited Partnership and Woodlake II LLC to the Partnership dated of even date herewith). Weeks acknowledges and agrees that the liability of the Contributors for breach of these representations and warranties are subject in all respects to the limitations on liability set forth in the Partnership Amendment and the pledge of Units and shares therein contained.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the dates set forth below.

                          CONTRIBUTORS:
                          ------------

                                                                    (SEAL)
                          ------------------------------------------
                          Harold S. Lichtin


                                                                    (SEAL)
                          ------------------------------------------
                          Roland Gregory Robertson, not
                          individually, but as attorney-in-fact for Marie Antoinette Robertson pursuant to power of attorney dated as of October 31, 1996


                                                                    (SEAL)
                          ------------------------------------------
                          Noel A. Lichtin


                                                                    (SEAL)
                          ------------------------------------------
                          Amy L. Robertson


                                                                    (SEAL)
                          ------------------------------------------
                          Roland Gregory Robertson

                                                                    (SEAL)
                          ------------------------------------------
                          Noel A. Lichtin, not individually but as Trustee of the Adam Lee Lichtin Trust



                                                                    (SEAL)
                          ------------------------------------------
                          Noel A. Lichtin, not individually but as Trustee of Karen Stacy Lichtin Trust



                                                                    (SEAL)
                          ------------------------------------------
                          Noel A. Lichtin, not individually but as Trustee of the Steven Aaron Lichtin Trust

                          PERIMETER PARK WEST
                          ASSOCIATES LIMITED PARTNERSHIP,
                          a North Carolina limited partnership


                          By:                                       (SEAL)
                             ---------------------------------------
                             Harold S. Lichtin
                             General Partner

                          By:                                       (SEAL)
                             ---------------------------------------
                             Roland Gregory Robertson, not individually,
                             but as attorney-in-fact for Marie
                             Antoinette Robertson, General Partner,
                             pursuant to power of attorney dated
                             as of October 31, 1996


                          INTERCHANGE ASSOCIATES LIMITED
                          PARTNERSHIP, a North Carolina limited partnership


                          By:                                       (SEAL)
                             ---------------------------------------
                             Harold S. Lichtin
                             General Partner

                          By:                                            (SEAL)
                             --------------------------------------------
                             Roland Gregory Robertson, not
                             individually, but as attorney-in-fact for Marie Antoinette Robertson, General Partner, pursuant to power of attorney dated as of October 31,
                             1996


                          PARTNERSHIP:
                          -----------

                          WEEKS REALTY, L.P., a Georgia limited partnership authorized to do business in the State of North Carolina as Weeks Realty Limited Partnership

                          By: Weeks GP Holdings, Inc., a Georgia corporation,
                              sole general partner


                              By:
                                 ------------------------------------------

                              Title:
                                    ---------------------------------------

                                            [CORPORATE SEAL]